FuelCell Energy, Inc.
Historic 2012 Revenue & Cost of revenue based on new reporting format
(000's)

	Q1 2012	Q2 2012	Q3 2012	Q4 2012	FY 2012
Revenues:
Product sales	$26,202	$18,657	$21,023	$29,068	$94,950
Service and license revenues [1]	3,398	3,454	6,546	4,785	18,183
Advanced technologies contract revenues	1,737	2,042	2,124	1,567	7,470
Total revenues	31,337	24,153	29,693	35,420	120,603

Cost of revenues:
Cost of product sales	23,360	18,139	22,433	29,944	93,876
Cost of service and license revenues	4,300	3,942	7,888	2,915	19,045
Cost of advanced technologies contract revenues	1,573	1,871	2,110	1,683	7,237
Total costs of revenues	29,233	23,952	32,431	34,542	120,158

Gross profit (loss):
Gross profit (loss)- product sales	2,842	518	(1,410)	(876)	1,074
Gross profit (loss) - service and license revenues	(902)	(488)	(1,342)	1,870	(862)
Gross profit (loss) - advanced technologies contract revenues	164	171	14	(116)	233
Total gross profit (loss)	$2,104	$201	$(2,738)	$878	$445

Gross margin
Gross margin - product sales	10.8%	2.8%	-6.7%	-3.0%	1.1%
Gross margin - service and license revenues	-26.5%	-14.1%	-20.5%	39.1%	-4.7%
Gross margin - advanced technologies contract revenues	9.4%	8.4%	0.7%	-7.4%	3.1%
Total gross margin	6.7%	0.8%	-9.2%	2.5%	0.4%

(1) Beginning in fiscal year 2013, license fee and royalty income have been included within revenue. Classification of license fee income as revenue is reflective of our Asia market partnership and royalty based strategy and this business activity becoming an ongoing significant component of our central operations. In fiscal year 2012, license fee income was recorded in Other income and expense.
Note: Commentary on year-over-year changes in Revenue and Cost of revenues components is available in the 2012 Form 10-K, Results of Operations, pages 43 &44; and Q1-2013 Form 10-Q, Results of operations, pages 15-17.